Exhibit 4.2

TEKNOSURF.COM, INC.

PIGGYBACK REGISTRATION RIGHTS

AGREEMENT

June 25, 1999

PIGGYBACK REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of June 25, 1999, by and among TeknoSurf.Com, Inc., a Maryland corporation (the “Company”) and each Person listed on the Schedule of Holders attached hereto as Exhibit A, as it may be amended from time to time in accordance with this Agreement (the Persons listed on Exhibit A hereinafter referred to collectively as “Shareholders” and individually as a “Shareholder”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

WHEREAS, the Shareholders have purchased shares of the Company’s Series A Stock or Series B Stock (together the “Purchased Shares”), as the case may be;

WHEREAS, in consideration of such purchases, the Company has agreed, subject to the terms and conditions of this Agreement, to grant to the Shareholders certain piggyback registration rights with respect to such Purchased Shares; and

WHEREAS, any other Person who purchases or receives capital stock of the Company may, with the consent of the Company’s Board of Directors, become a party to this Agreement by executing and delivering a Joinder Agreement in substantially the form of Exhibit B attached hereto.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Piggyback Registration.

1.1. Notice of Registration. Whenever the Company proposes to register any of its shares of Common Stock under the Securities Act (other than pursuant to a registration on Form S-4, Form S-8 or any successor form) (a “Registration”) and the registration form to be used may be used for the registration of Registrable Securities (as defined in Section 9 below), the Company shall give to each of the Shareholders written notice of the Company’s intention to effect such a Registration at least twenty (20) business days prior to the filing of a registration statement. The Company shall use its reasonable best efforts to include in such Registration all Purchased Shares with respect to which the Company has received a Shareholder Notice (“Registration Shares”) and to cause such Registration to become and remain effective as provided in Section 4.2 below; provided that the Company may, without the consent of the Shareholders, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register shares of Common Stock under the Securities Act. Notwithstanding the foregoing, in the event of the Company’s Initial Public Offering, no exercise of registration rights granted hereunder shall be permitted without the prior approval of the Company’s Board of Directors.

1.2. Underwritten Primary Registration. If a Registration is an underwritten primary Registration on behalf of the Company, and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included by the holders of Senior Securities, or holders of any securities of the Company having registration rights that by their terms are senior to the registration rights granted to the Shareholders under this Agreement and (iii) third, if and to the extent registration of additional securities is advisable in the judgment of the managing underwriters, the Registration Shares requested to be included by the Shareholders, pro rata among the Shareholders holding such Registration Shares in proportion to the number of Registration Shares each proposes to sell.

1.3. Underwritten Secondary Registration. If a Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities requested to be included by the holders of Senior Securities, or holders of any securities of the Company having registration rights that by their terms are senior to the registration rights granted to the Shareholders under this Agreement and (ii) second, if and to the extent registration of additional securities is advisable in the judgment of the managing underwriters, the Registration Shares requested to be included by the Shareholders, pro rata among the Shareholders holding such Registration Shares in proportion to the number of Registration Shares each proposes to sell.

2. Holdback Agreement. Each Shareholder shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable into or exercisable for such equity securities, during the seven (7) days prior to the Effective Date of a

Registration and for such period thereafter as requested by the underwriter managing the Registration in which Registration Shares are included (except as part of such underwritten registration).

3. Underwriting Agreement. If so requested in writing by the Company, the Shareholders shall (together with the Company and any other shareholders of the Company selling Registrable Securities in a Registration) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Registration by the Company. If any Shareholder disapproves of any of the terms of any such underwriting agreement, the Shareholder may elect to withdraw from such Registration by delivering written notice to the Company. Any Registration Shares so withdrawn shall be excluded from such Registration.

4. Registration Covenants of the Company. In the event that any Registration Shares are to be registered pursuant hereto, the Company covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and shall as expeditiously as possible:

4.1 prepare and file with the Securities and Exchange Commission a registration statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) (a “Registration Statement”) and use its best efforts to cause the Registration Statement to become effective;

4.2 (i) prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective for the lesser of (A) a period of time necessary to permit each Shareholder participating in the Registration Statement to dispose of all its Registration Shares and (B) ninety (90) days and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Shareholder set forth in the Registration Statement;

4.3 use its reasonable best efforts to register or qualify such Registration Shares under such other securities or blue sky laws of such jurisdictions in the United States of America as determined by the underwriters after consultation with the Company and the Shareholders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders participating in the Registration Statement to consummate the disposition of the Registration Shares in such jurisdictions; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this

Section 4.3, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

4.4 enter into such customary agreements (including an underwriting agreement in customary form) and take all such other action, if any, as the Shareholders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registration Shares;

4.5 (i) make available for inspection by each Shareholder participating in the Registration Statement, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by such Shareholder or such underwriter all financial and other records, pertinent corporate documents and properties of the Company in connection with appropriate due diligence for compliance with securities laws applicable to the Registration Statement and (ii) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Shareholder, such underwriter, attorney, accountant or agent in connection with the Registration Statement;

4.6 notify each Shareholder participating in the Registration Statement, at any time when a prospectus included such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registration Shares, such prospectus shall not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

4.7 notwithstanding anything in the foregoing to the contrary, the Company may delay the effectiveness of any Registration Statement, or suspend offers and sales under any effective Registration Statement, at any time for an aggregate of up to ninety (90) days in any twelve-month period if the Company’s Board of Directors determines, in good faith, that such delay or suspension would be in the best interests of the Company.

5. Expenses. The Company shall pay, on behalf of each Shareholder participating in the Registration Statement, all of the expenses incurred in connection with any Registration, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of cold comfort letters required by or incident to such performance and compliance), and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting discounts and commissions and transfer taxes, if any, and fees and expenses of counsel of such Shareholders.

6. Information Regarding the Shareholder. No Shareholder may participate in any Registration of Registration Shares pursuant to this Agreement unless such Shareholder:

6.1 agrees to provide all such information regarding the Shareholder and its Registration Shares as may be required in order to permit the Company to comply with applicable requirements of the Securities Act and the Securities and Exchange Commission;

6.2 in the case of a Registration which is underwritten, agrees to sell such Shareholder’s Registration Shares on the basis provided in any underwriting arrangements approved by the Company;

6.3 as expeditiously as possible, notifies the Company, at any time a prospectus relating to such Shareholder’s Registration Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make a statement therein not misleading;

6.4 complies with all reasonable requests made by the Company or its counsel with respect to the registration of such Shareholder’s Registration Shares, including, without limitation, providing access to all relevant books and records; and

6.5 completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Shareholder’s Registration Shares, and in the case of a Registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements (subject to the provision in Section 6.2 above).

7.	Indemnification.

7.1. Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Shareholder, its officers and directors and each Person who controls such Shareholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Shareholder expressly for use therein, results from the failure of such Shareholder to provide information necessary for the registration statement to the Company, or by such Shareholder’s failure to deliver a copy of the registration statement or prospectus or any amendments thereto after the Company has furnished such Shareholder with as sufficient number of copies of the same. In connection with an underwritten offering, as required by the underwriters, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extend provided above with respect to indemnification of the Shareholders.

7.2. Indemnification by the Shareholders. In connection with any Registration Statement in which a Shareholder is participating, each such Shareholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto resulting from such information provided by such Shareholder or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and not provided by such Shareholder; provided that the obligation to indemnify shall be individual, not joint and several, for each Shareholder and shall be limited to the net amount of proceeds received by such Shareholder from the sale of its Registration Shares pursuant to such Registration Statement.

7.3. Procedure for Indemnification. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Notwithstanding anything in this Section 8.3 to the contrary, in the event the Company determines, in good faith, that a claim materially affects the interests of the Company, the Company may solely control the defense of such claim with counsel reasonably satisfactory to the Company. In the event the Company is an indemnified party pursuant to this Section 8, the indemnifying party may be subject to liability if the Company settles a claim in good faith and in a reasonable manner.

8.	Definitions.

“Common Stock” means the Company’s common stock, $.01 par value.

“Initial Public Offering” means the first firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act that results in the Company receiving at least $15 million in gross proceeds from such offering.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization.

“Purchased Shares” shall have the meaning set forth in the recitals of this Agreement.

“Registrable Securities” means any shares of Common Stock issued or issuable to any Shareholder upon conversion of the Series A Stock or Series B Stock owned by such Shareholder, or any other shares of Common Stock owned by a Shareholder that is a party to a Joinder Agreement and explicitly covered by the registrations rights granted hereunder. As to any Registrable Securities, such shares shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

“Registration” shall have the meaning set forth in Section 1.1 above.

“Registration Shares” means with respect to any Shareholder, the number of Registrable Securities such Shareholder wishes to sell or distribute publicly in connection with a Registration.

“Registration Statement” shall have the meaning set forth in Section 4.1 above.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Registration Rights Agreement” shall have the meaning set forth in Section 11.3 below.

“Senior Securities” shall have the meaning set forth in the Company’s Charter.

“Series A Stock” means the Company’s Series A Non-Voting Convertible Preferred Stock, $.01 par value.

“Series B Stock” means the Company’s Series B Non-Voting Convertible Preferred Stock, $.01 par value.

“Shareholder Notice” means a Shareholder’s written request delivered to the Company within fifteen (15) days after such Shareholder’s receipt of the notice from the Company pursuant to Section 1.1 above, which states the number of Registrable Securities owned by such Shareholder and the number of Registration Shares such Shareholder wishes to sell or distribute publicly in connection with a Registration.

9. Transfer of Registration Rights. The rights granted herein to each Shareholder relating to the registration of the Registration Shares are personal to each Shareholder and shall terminate and expire, with respect to any Registration Shares, upon the sale or transfer thereof, other than (i) a transfer thereof upon the death of the Shareholder in accordance with the Shareholder’s will or, if the Shareholder dies intestate, the laws of descent and distribution applicable in the jurisdiction in which the Shareholder resides at the time of the Shareholder’s death or (ii) a transfer thereof to the Shareholder’s spouse or any of the Shareholder’s children or to a trust for the principal benefit of the Shareholder, or the Shareholder’s spouse, or any of the Shareholder’s children.

10.	Miscellaneous.

10.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to the conflict of laws provisions thereof.

10.2. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Shareholders holding at least 51% of the Registrable Securities. The Shareholders hereby consent to any amendments required by holders or purchasers of Senior Securities and approved by the Company.

10.3. Senior Registration Rights Agreement. In the event of any conflict between this Agreement and any other registration rights agreement (a “Senior Registration Rights Agreement”) entered into among the Company and holders of Senior Securities or holders of any of the Company’s securities who have been granted registration rights superior to the registration rights granted in this Agreement, the terms of such Senior Registration Rights Agreement shall control.

10.4. Notices. Any and all notices to be given hereunder shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to the Company at its corporate headquarters and to the Shareholder at his address appearing in the stock records of the Company, or to such other address of either party as such party shall specify in writing to the other party. Notice given as aforesaid shall be deemed to be effected when received.

10.5. Additional Parties. During the terms of this Agreement, the Company may, with the consent of the Company’s Board of Directors, permit additional parties to this Agreement by the execution by such parties of a Joinder Agreement substantially in the form of Exhibit B attached hereto, and the Schedule of Holders attached hereto as Exhibit A shall be revised and updated accordingly.

10.6. Termination of Agreement. All rights granted hereunder will expire and this Agreement will be terminated on the earlier of (i) the fourth anniversary of the date of this Agreement, (ii) with respect to any individual Shareholder, at such time as such Shareholder is able to sell all of his or her Registrable Securities pursuant to Rule 144(k) under the Securities Act (or any similar rule then in force) in one transaction or (iii) at such time as the Company has registered the Registrable Securities via a shelf registration on Form S-3 (or a successor form) and has kept such Form S-3 effective for at least one (1) year. Notwithstanding the foregoing, in the event that a Shareholder is unable to sell all of his or her then-remaining Registrable Securities pursuant to Rule 144(k) in a single transaction as of the fourth anniversary of the date of this Agreement (where, for example, such Shareholder is deemed to be an “Affiliate” of the Company, as such term is defined in the Securities Act), the Agreement shall be extended until the sixth anniversary of the date of this Agreement only with regard to such Shareholder.

10.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

10.9. Complete Agreement. This Agreement contains the entire agreement among the parties with respect to the transaction contemplated hereby and supersedes all prior arrangements or understandings with respect thereto written or oral.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

TEKNOSURF.COM, INC.

By:
Title:

SHAREHOLDERS

[Executed on Joinder Agreements Attached Hereto]

EXHIBIT A

SCHEDULE OF HOLDERS

Name:
Address:
Phone:
Facsimile:

Name:
Address:
Phone:
Facsimile:

Name:
Address:
Phone:
Facsimile:

EXHIBIT B

FORM OF JOINDER AGREEMENT

The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a holder of Registrable Securities (a “Shareholder”) under that certain Piggyback Registration Rights Agreement dated as of June 25, 1999 (the “Registration Agreement”), by and among TeknoSurf.com, Inc., a Maryland corporation (the “Company”) and certain other Shareholders of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Agreement.

Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Registration Agreement and shall have all of the obligations of a “Shareholder” thereunder as if it had executed the Registration Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Agreement. This Joinder Agreement shall cover the Registrable Securities described below.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

SHAREHOLDER	[NAME OF ENTITY]

Address:

By:

Name:
Title:
Tel:
Fax:			- OR -

[Signature of Individual]

Description of Registrable Securities:			Print Name

Number of Shares:

Class of Series of Stock: